Exhibit 99.1

Access National Reports Net Income of $9.6 Million for the Year Ended December 31, 2009

RESTON, Va.--(BUSINESS WIRE)--January 27, 2010--Access National Corporation (NASDAQ: ANCX), holding company for Access National Bank, reported 2009 net income of $9.6 million, an increase of 103.1% over net income of $4.7 million reported for the same period in 2008. Earnings per diluted share was $0.92 for the year ended December 31, 2009, compared to $0.46 per diluted share recorded in 2008. Net income for the fourth quarter of 2009 totaled $2.0 million or $0.19 per diluted share, up from $1.2 million or $0.12 per diluted share for the same period in 2008. This represents the company’s 38th consecutive quarterly profit out of a 40 quarter history.

Return on Average Assets for the year was 1.35% for 2009 compared to 0.76% in 2008. Return on average equity was 15.04% compared to 8.34% in the prior year. Book value per common share was $6.43 at December 31, 2009, an increase of 13.7% over the book value of $5.66 reported for the year in 2008.

Assets totaled $666.9 million at December 31, 2009 compared to $702.3 million at December 31, 2008. The decrease in total assets is due to a decrease of $43.2 million in investment securities that was used to reduce borrowed funds and interest-bearing deposits.

Deposits totaled $466.6 million at December 31, 2009 compared with $485.4 million at December 31, 2008, a decrease of $18.8 million. The decrease is primarily due to a deliberate reduction in rate sensitive time deposits.

Net interest margin for the year ended December 31, 2009 decreased to 3.42% from 3.47% for the year ended December 31, 2008.

Non-performing assets (NPA) at December 31, 2009 totaled approximately $11.7 million, 1.75% of total assets, down $3.8 million from the third quarter of 2009 when NPAs represented 2.23% of total assets.

During 2009 approximately $6.1 million was charged to the provision for loan losses and added to the allowance for loan losses, up from $5.4 million for the same period in 2008. Net charge offs during 2009 totaled $4.4 million. The allowance for loan losses totaled $9.1 million at December 31, 2009 and represents 1.88% of total loans held for investment.

Income was significantly enhanced during 2009 by strong earnings generated by the mortgage banking subsidiary as a result of an 83.1% increase in mortgage loan originations. During 2009 the company originated $1.6 billion in mortgage loans compared to $853.8 million in 2008.

Access National Corporation and its subsidiary bank continue to exceed standards of being “Well Capitalized” as defined under banking regulations. Retained earnings remain the largest component of stockholders equity at 59.6%. The ratio of total equity to total assets at December 31, 2009 was 10.16% compared to 8.25% at December 31, 2008. Book value per common share has grown steadily during the financial crisis.

Access National Corporation is the parent company of Access National Bank, an independent, nationally chartered bank serving the business community of the greater DC Metropolitan area. Additional information is available on our website at www.AccessNationalBank.com. Shares of Access National Corporation are traded on the NASDAQ Global Market under the symbol "ANCX".

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified as “may”, “could”, “expect”, “believe”, anticipate”, “intend”, “plan” or variations thereof. These forward-looking statements may contain information related to those matters such as the Company’s intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K and other SEC files.

Access National Corporation
Consolidated Balance Sheet

	December 31	December 31
	2009	2008
(In Thousands)	(unaudited)

ASSETS

Cash and due from banks	$5,965	$8,785

Interest bearing balances and federal funds sold	25,256	13,697

Securities available for sale - at fair value	47,838	91,015

Loans held for sale - at fair value	76,232	84,312

Loans held for investment net of allowance for loan losses of $9,127 and $7,462 respectively	477,437	478,467

Premises, Equipment and Land	8,759	9,211

Other assets	25,392	16,837

Total assets	$666,879	$702,324

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Non-interest bearing deposits	$69,782	$75,000

Savings and interest bearing deposits	138,988	95,730

Time Deposits	257,875	314,671

Total deposits	466,645	485,401

Short-term borrowings	64,249	103,575

Long-term borrowings	46,330	41,107

Subordinated debentures	6,186	6,186

Other liabilities and accrued expenses	15,691	8,110

Total Liabilities	599,101	644,379

SHAREHOLDERS' EQUITY
Common stock $0.835 par value; 60,000,000 authorized; issued and outstanding, 10,537,428 and 10,240,747 shares respectively	8,799	8,551

Surplus	18,552	17,410

Retained earnings	40,377	31,158

Accumulated other comprehensive income	50	826

Total shareholders' equity	67,778	57,945

Total liabilities and shareholders' equity	$666,879	$702,324

Access National Corporation
Consolidated Statement of Operations

	Three Months	Twelve Months	Twelve Months
	Ended 12/31/09	Ended 12/31/09	Ended 12/31/08
(In Thousands Except for Share Data)	(unaudited)	(unaudited)

INTEREST INCOME
Interest and fees on loans	$8,416	$34,334	$34,875

Interest on federal funds sold & bank balances	42	154	486

Interest on securities	485	3,038	3,431
Total interest income	8,943	37,526	38,792

INTEREST EXPENSE
Interest on deposits	2,281	10,568	14,051

Interest on other borrowings	797	3,400	3,689
Total interest expense	3,078	13,968	17,740
Net interest income	5,865	23,558	21,052

Provision for loan losses	1,248	6,064	5,423
Net interest income after provision for loan losses	4,617	17,494	15,629

NONINTEREST INCOME
Service charges and fees	135	536	438

Gain on sale of loans	10,995	49,262	24,859

Other Income	1,701	7,168	5,516
Total noninterest income	12,831	56,966	30,813

NONINTEREST EXPENSE
Salaries and benefits	6,678	28,122	20,781

Occupancy and equipment	602	2,497	2,479

Other operating expense	7,229	28,352	15,738
Total noninterest expense	14,509	58,971	38,998
Income before income tax	2,939	15,489	7,444

Income tax expense	892	5,854	2,700
NET INCOME	$2,047	$9,635	$4,744

Earnings per common share:
Basic	$0.19	$0.93	$0.46
Diluted	$0.19	$0.92	$0.46

Average outstanding shares:
Basic	10,500,700	10,391,348	10,298,631
Diluted	10,529,169	10,432,857	10,423,555

Access National Corporation
Selected Financial Data
(In Thousands, Except for Share Data)

	December 31		December 31		Percent
	2009		2008		Change
	(unaudited)
Period end balances
Assets	$666,879		$702,324		-5.0%
Loans held for investment	486,564		485,929		0.1%
Loans held for sale	76,232		84,312		-9.6%
Interest bearing deposits & federal funds sold	25,256		13,697		84.4%
Investment Securities (at fair value)	47,838		91,015		-47.4%
Earning assets	634,189		671,592		-6%
Interest bearing deposits	396,862		410,401		-3.3%
Deposits	466,645		485,401		-3.9%
Shareholder's equity	67,778		57,945		17.0%
Mortgage loan originations	1,563,104		853,797		83.1%
Quarterly averages
Assets	685,877		649,817		5.5%
Loans held for investment	487,479		489,597		-0.4%
Loans held for sale	55,760		27,810		100.5%
Interest bearing deposits & federal funds sold	59,475		30,202		96.9%
Investment Securities	55,772		83,805		-33.5%
Earning assets	658,047		631,633		4.2%
Interest bearing deposits	417,321		402,210		3.8%
Deposits	496,406		470,440		5.5%
Repurchase agreements & federal funds	20,780		24,231		-14.2%
Commercial paper & other short term borrowings	39,308		37,614		4.5%
Long term borrowings	47,279		46,227		2.3%
Shareholders' equity	67,860		57,300		18.4%
Averages (YTD)
Assets	714,970		624,450		14.5%
Loans held for investment	490,393		484,764		1.2%
Loans held for sale	65,780		25,757		155.4%
Interest bearing deposits & federal funds sold	64,128		26,911		138.3%
Investment Securities	69,758		68,861		1.3%
Earning assets	689,153		605,954		13.7%
Interest bearing deposits	441,199		387,659		13.8%
Total Deposits	519,477		450,874		15.2%
Repurchase agreements & federal funds	23,460		16,433		42.8%
Commercial paper & other short term borrowings	41,316		34,221		20.7%
Long term borrowings	50,653		54,173		-6.5%
Shareholders' equity	64,054		56,882		12.6%
Earnings
Net income (QTR)	2,047		1,222		67.5%
Net income (YTD)	9,635		4,744		103.1%
Banking segment - income before taxes	4,225		4,543		-7.0%
Mortgage segment - income before taxes	12,579		4,295		192.9%
Other segments - income before taxes (1)	(1,315)		(1,394)		5.7%
Consolidated - income before taxes	15,489		7,444		108.1%
Common shares outstanding	10,537,428		10,240,747		2.9%
Book value	$6.43		$5.66		13.7%
Basic EPS	$0.93		$0.46		102.2%
Diluted EPS	$0.92		$0.46		100.0%
Average outstanding shares
Basic	10,391,348		10,298,631		0.9%
Diluted	10,432,857		10,423,555		0.1%
Return on average assets (QTR annualized)	1.19%		0.75%		58.7%
Return on average equity (QTR annualized)	12.07%		8.53%		41.4%
Average assets (YTD)	714,970		624,450		14.5%
Return on average assets (YTD)	1.35%		0.76%		77.4%
Average shareholders equity (YTD)	64,054		56,882		12.6%
Return on average equity (YTD)	15.04%		8.34%		80.4%
Net Interest Margin - QTR annualized	3.57%		3.46%		3.0%
Net Interest Margin - YTD	3.42%		3.47%		-1.6%
Efficiency ratio - bank only	60.41%		55.36%		9.1%
Efficiency ratio - consolidated	73.23%		75.19%		-2.6%
Asset quality

(1)Access National Corp. & Access Real Estate LLC

Asset Quality Profile
	Year End	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
(In Thousands)	2008	2009	2009	2009	2009

Total Assets	$702,324	$755,235	$740,564	$695,203	$666,879
Total Loans HFI	$485,929	$485,623	$505,661	$489,077	$486,564

Allowance for Loan Losses - beginning balance	$7,462	$7,462	$7,641	$8,077	$8,179
Loans Charged Off	($5,473)	($1,195)	($1,866)	($1,527)	($721)
Recoveries	$5	$5	$240	$242	$419
Net Charge offs	($5,468)	($1,190)	($1,626)	($1,285)	($302)
Provision for Loan Losses	$5,423	$1,369	$2,062	$1,387	$1,250
Allowance for Loan Losses	$7,462	$7,641	$8,077	$8,179	$9,127

Allowance for Loan Losses/loans held for investment	1.53%	1.57%	1.60%	1.67%	1.88%

Delinquent 30 - 90 days	$6,459	$1,567	$593	$843	$1,267
Percent Loans Delinquent	1.33%	0.32%	0.12%	0.17%	0.26%

Non-Accrual (NPL)	$2,875	$5,538	$6,885	$12,181	$6,592
REO	$4,455	$4,453	$3,925	$3,665	$5,111
Total NPA	$7,330	$9,991	$10,810	$15,486	$11,703
NPA to Assets	1.04%	1.32%	1.46%	2.23%	1.75%

Allowance for Loan Losses/NPA	101.80%	76.48%	74.72%	52.82%	77.99%
REO Expense	$21.9	$172.7	$523.8	$356.0	$444.8

At December 31, 2009, the balance of other real estate owned was composed of one single family property located in suburban Maryland carried at a value of $360 thousand, one industrial property located in Winchester Virginia carried at a value of $588 thousand, one office building located in Prince William County, Virginia carried at a value of $1.8 million and two contiguous office buildings located in Baltimore, Maryland carried at a value of $2.3 million. The residential property in suburban Maryland is currently under contract for sale. During the quarter ended December 31, 2009, there were 3 loans placed on non-accrual with a total carrying value of $1.1 million and are secured by priority liens on two residential properties located in suburban Maryland. These assets are carried at the current net realizable value after consideration of $182 thousand in specific reserves.

CONTACT:
Access National Corporation
Michael Clarke, 703-871-2100